October 2023

Pricing Supplement No. 10,646
Registration Statement Nos. 333-250103; 333-250103-01
Dated October 20, 2023
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. and International Equities

Contingent Income Auto-Callable Securities due October 27, 2025

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the FTSETM 100 Index

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon (as well as any contingent quarterly coupons for any prior quarterly periods for which a contingent quarterly coupon was not paid) but only if the index closing value of each of the EURO STOXX 50® Index, the S&P 500® Index and the FTSETM 100 Index is at or above its coupon barrier level of 70% of its respective initial index value on the related observation date. If, however, the index closing value of any underlying index is less than its coupon barrier level on any observation date, we will pay no interest for the related quarterly period. In addition, the securities will be automatically redeemed if the index closing value of each underlying index is greater than or equal to its respective initial index value on any of the quarterly redemption determination dates for the early redemption payment equal to the sum of the stated principal amount plus the related contingent quarterly coupon and the contingent quarterly coupons with respect to any prior observation date for which a contingent quarterly coupon was not paid. At maturity, if the securities have not previously been redeemed and the index value of each underlying index has remained greater than or equal to 70% of the respective initial index value, which we refer to as the downside threshold level, at all times on each index business day during the term of the securities, the payment at maturity will be the stated principal amount and the related contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons from any prior observation dates. If, however, the index value of any underlying index is less than its respective downside threshold level at any time on any index business day during the term of the securities, a trigger event will have occurred and investors will be fully exposed to the decline in the worst performing underlying index on a 1-to-1 basis and, if the final index value of any underlying index is less than its initial index value, investors will receive a payment at maturity that is less than the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 2-year term of the securities. Because all payments on the securities are based on the worst performing of the underlying indices, a decline beyond the respective coupon barrier level or respective downside threshold level, as applicable, of any underlying index will result in few or no contingent coupon payments and a potentially significant loss of your investment, even if one or both of the other underlying indices have appreciated or have not declined as much. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no quarterly coupons over the entire 2-year term. Investors will not participate in any appreciation of any underlying index. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying indices:	EURO STOXX 50® Index (the “SX5E Index”), S&P 500® Index (the “SPX Index”) and FTSETM 100 Index (the “UKX Index”)
Aggregate principal amount:	$425,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	October 20, 2023
Original issue date:	October 27, 2023 (5 business days after the pricing date)
Maturity date:	October 27, 2025
Early redemption:

If, on any of the redemption determination dates, beginning on January 22, 2024, the index closing value of each underlying index is greater than or equal to its respective initial index value, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the index closing value of any underlying index is below the respective initial index value for such underlying index on the related redemption determination date.

Early redemption payment:

The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent quarterly coupon with respect to the related observation date and with respect to any prior observation date for which a contingent quarterly coupon was not paid.

Contingent quarterly coupon:

A contingent coupon at an annual rate of 9.00% (corresponding to approximately $22.50 per quarter per security) will be paid on the securities on each coupon payment date but only if the index closing value of each underlying index is at or above its respective coupon barrier level on the related observation date.

If the contingent quarterly coupon is not paid on any coupon payment date (because the index closing value of any underlying index is less than its respective coupon barrier level on the related observation date), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon barrier level. Any such unpaid contingent quarterly coupon will be paid on the first subsequent coupon payment date for which the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon barrier level; provided, however, in the case of any such payment of a previously unpaid contingent quarterly coupon, no additional interest shall accrue or be payable in respect of such unpaid contingent quarterly coupon from and after the end of the original interest payment period for such unpaid contingent quarterly coupon.

You will not receive payment for any unpaid contingent quarterly coupons if the index closing value of any underlying index is less than its respective coupon barrier level on each subsequent observation date. If the index closing value of any underlying index is less than its respective coupon barrier level on each observation date, you will not receive any contingent quarterly coupons for the entire 2-year term of the securities. Note also that if the contingent quarterly coupon is not paid on any coupon payment date (because the index closing value of any underlying index is less than its respective coupon barrier level on the related observation date), a trigger event will necessarily have occurred, and you will be exposed to the downside performance of the worst performing underlying index at maturity.

Trigger event:

A trigger event occurs if, at any time on any index business day from but excluding the pricing date to and including the final observation date, the intraday index value of any underlying index is less than its respective downside threshold level. If a trigger event occurs at any time on any index business day during the term of the securities, you will be exposed to the downside performance of the worst performing underlying index at maturity.

Payment at maturity:

At maturity, investors will receive, in addition to the final contingent quarterly coupon payment and any previously unpaid contingent quarterly coupons from any prior observation dates, if payable, a payment at maturity determined as follows:

If a trigger event HAS NOT occurred at any time on any index business day from but excluding the pricing date to and including the final observation date: the stated principal amount

If a trigger event HAS occurred at any time on any index business day from but excluding the pricing date to and including the final observation date: (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index, subject to a maximum payment at maturity of the stated principal amount.

If a trigger event occurs and the final index value of any underlying index is less than its initial index value, the payment at maturity will be less than the stated principal amount of the securities and could be zero.

Under no circumstances will investors participate in any appreciation of any underlying index.

Intraday index value:

With respect to each underlying index, at any time on any index business day on which there is no market disruption event with respect to such underlying index, the value of such underlying index published at such time on such day on the applicable Bloomberg page or any successor page, or in the case of any successor index, the Bloomberg page or successor page for any such successor index. See “Additional Terms of the Securities—Intraday index value.”

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$957.90 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions (1)	Proceeds to us(2)
Per security	$1,000	$6.20	$993.80
Total	$425,000	$2,635	$422,365

(1)Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $6.20 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)See “Use of proceeds and hedging” on page 34.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 15.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2020   Index Supplement dated November 16, 2020    Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 27, 2025

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the FTSETM 100 Index

Principal at Risk Securities

Terms continued from previous page:
Redemption determination dates:

Quarterly, beginning January 22, 2024, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-index business days and certain market disruption events.

Early redemption dates:

Quarterly, beginning January 29, 2024, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.

Coupon barrier level:

With respect to the SX5E Index: 2,817.276, which is 70% of its initial index value

With respect to the SPX Index: 2,956.912, which is 70% of its initial index value

With respect to the UKX Index: 5,181.498, which is 70% of its initial index value

Downside threshold level:

With respect to the SX5E Index: 2,817.276, which is 70% of its initial index value

With respect to the SPX Index: 2,956.912, which is 70% of its initial index value

With respect to the UKX Index: 5,181.498, which is 70% of its initial index value

Initial index value:

With respect to the SX5E Index: 4,024.68, which is its index closing value on the pricing date

With respect to the SPX Index: 4,224.16, which is its index closing value on the pricing date

With respect to the UKX Index: 7,402.14, which is its index closing value on the pricing date

Final index value:	With respect to each index, the respective index closing value on the final observation date
Worst performing underlying:	The underlying index with the largest percentage decrease from the respective initial index value to the respective final index value
Index performance factor:	Final index value divided by the initial index value
Coupon payment dates:

Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below; provided that if any such day is not a business day, that contingent quarterly coupon, if any, will be paid on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided further that the contingent quarterly coupon, if any, with respect to the final observation date will be paid on the maturity date

Observation dates:

Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-index business days and certain market disruption events. We also refer to October 20, 2025 as the final observation date.

CUSIP / ISIN:	61775MMV5 / US61775MMV53
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
January 22, 2024	January 29, 2024
April 22, 2024	April 29, 2024
July 22, 2024	July 29, 2024
October 21, 2024	October 28, 2024
January 21, 2025	January 28, 2025
April 22, 2025	April 29, 2025
July 21, 2025	July 28, 2025
October 20, 2025 (final observation date)	October 27, 2025 (maturity date)

October 2023 Page 2

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 27, 2025

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the FTSETM 100 Index

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due October 27, 2025 All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index, S&P 500® Index and the FTSETM 100 Index (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon (as well as any contingent quarterly coupons for prior quarterly periods for which a contingent quarterly coupon was not paid) but only if the index closing value of each underlying index is at or above 70% of its initial index value, which we refer to as the respective coupon barrier level, on the related observation date. However, if the index closing value of any underlying index is less than the respective coupon barrier level on any observation date, we will pay no coupon for the related quarterly period. If the index closing value of each underlying index is at or above its coupon barrier level on any subsequent observation date, you will receive, in addition to the contingent quarterly coupon for the related quarterly period, any previously unpaid contingent quarterly coupons from any prior observation dates. If the index closing value of any underlying index is less than its respective coupon barrier level on each observation date, you will not receive any contingent quarterly coupon for the entire 2-year term of the securities. Note also that if the contingent quarterly coupon is not paid on any coupon payment date (because the index closing value of any underlying index is less than its respective coupon barrier level on the related observation date), a trigger event will necessarily have occurred, and you will be exposed to the downside performance of the worst performing underlying index at maturity. We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. In addition, if the securities have not been automatically called prior to maturity and the intraday index value of any underlying index is less than 70% of the respective initial index value, which we refer to as the downside threshold level, at any time on any index business day during the term of the securities, a trigger event will have occurred and investors will be fully exposed to the decline in the worst performing underlying index on a 1-to-1 basis and, if the final index value of any underlying index is less than its initial index value, investors will receive a payment at maturity that is less than the stated principal amount of the securities and could be zero. Investors will not participate in any appreciation of any underlying index. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the entire 2-year term of the securities.

Maturity:	2 years
Contingent quarterly coupon:

A contingent quarterly coupon at an annual rate of 9.00% (corresponding to approximately $22.50 per quarter per security) will be paid on the securities on each coupon payment date but only if the index closing value of each underlying index is at or above the respective coupon barrier level on the related observation date.

If the contingent quarterly coupon is not paid on any coupon payment date (because the index closing value of any underlying index is less than its respective coupon barrier level on the related observation date), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon barrier level. Any such unpaid contingent quarterly coupon will be paid on the first subsequent coupon payment date for which the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon barrier level; provided, however, in the case of any such payment of a previously unpaid contingent quarterly coupon, no additional interest shall accrue or be payable in respect of such unpaid contingent quarterly coupon from and after the end of the original interest payment period for such unpaid contingent quarterly coupon.

You will not receive payment for any unpaid contingent quarterly coupons if the index closing value of any underlying index is less than its respective coupon barrier level on each subsequent observation date. If the index closing value of any underlying index is less than its respective coupon barrier level on each observation date, you will not receive any contingent quarterly coupons for the entire 2-year term of the securities. Note also that if the contingent quarterly

October 2023 Page 3

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 27, 2025

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the FTSETM 100 Index

Principal at Risk Securities

coupon is not paid on any coupon payment date (because the index closing value of any underlying index is less than its respective coupon barrier level on the related observation date), a trigger event will necessarily have occurred, and you will be exposed to the downside performance of the worst performing underlying index at maturity.

Automatic early redemption:

If the index closing value of each underlying index is greater than or equal to its initial index value on any of the quarterly redemption determination dates, beginning on January 22, 2024, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related observation date and with respect to any prior observation date for which a contingent quarterly coupon was not paid.

Trigger event:

A trigger event occurs if, at any time on any index business day from but excluding the pricing date to and including the final observation date, the intraday index value of any underlying index is less than its respective downside threshold level. If a trigger event occurs at any time on any index business day during the term of the securities, investors will be exposed to the downside performance of the worst performing underlying index at maturity.

Payment at maturity:

At maturity, investors will receive, in addition to the final contingent quarterly coupon payment and any previously unpaid contingent quarterly coupons with respect to the prior observation dates, if payable, a payment at maturity determined as follows:

If a trigger event HAS NOT occurred at any time on any index business day from but excluding the pricing date to and including the final observation date, investors will receive at maturity the stated principal amount.

If a trigger event HAS occurred at any time on any index business day from but excluding the pricing date to and including the final observation date, investors will receive a payment at maturity equal to: (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index, subject to a maximum payment at maturity of the stated principal amount.

If a trigger event occurs and the final index value of any underlying index is less than its initial index value, the payment at maturity will be less than the stated principal amount of the securities and could be zero.

Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Investors will not participate in any appreciation of any underlying index.

October 2023 Page 4

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 27, 2025

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the FTSETM 100 Index

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $957.90.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying indices. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent quarterly coupon rate, the coupon barrier levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 5 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

October 2023 Page 5

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 27, 2025

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the FTSETM 100 Index

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon (as well as any previously unpaid contingent quarterly coupons from any prior observation dates) but only if the index closing value of each underlying index is at or above its respective coupon barrier level on the related observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and accept the risk of receiving no coupon payments for the entire 2-year term of the securities in exchange for an opportunity to earn interest at a potentially above market rate if each underlying index closes at or above its respective coupon barrier level on each quarterly observation date until the securities are redeemed early or reach maturity. The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent coupon may be payable in none of, or some but not all of, the quarterly periods during the 2-year term of the securities and the payment at maturity may be less than the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each underlying index closes at or above its coupon barrier level on some quarterly observation dates, but one or more underlying indices close below the respective coupon barrier level(s) on the others. Investors receive the contingent quarterly coupon, as well as any previously unpaid contingent quarterly coupons from any prior observation dates, for the quarterly periods for which each index closing value is at or above the coupon respective barrier level on the related observation date, but not for the quarterly periods for which any index closing value is below the respective coupon barrier level on the related observation date.

Starting on January 22, 2024, when each underlying index closes at or above its initial index value on a quarterly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly coupon with respect to the related observation date and with respect to any prior observation date for which a contingent quarterly coupon was not paid.

Scenario 2: The securities are not redeemed prior to maturity and investors receive principal back at maturity

This scenario assumes that a trigger event has not occurred, as the intraday index value of each underlying index has remained at or above the respective downside threshold level at all times on each index business day during the term of the securities. In addition, each underlying index closes below the respective initial index value on every quarterly redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent quarterly coupon for each quarterly period, as each index closing value was at or above the respective coupon barrier level on each observation date. Because a trigger event has not occurred at any time on any index business day during the term of the securities, at maturity, investors will receive the stated principal amount and the contingent quarterly coupon with respect to the final observation date.

October 2023 Page 6

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 27, 2025

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the FTSETM 100 Index

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, a trigger event occurs at any time on any index business day during the term of the securities and investors suffer a loss of principal at maturity

This scenario assumes that each underlying index closes at or above its respective coupon barrier level on some quarterly observation dates, but one or more underlying indices close below the respective coupon barrier level(s) on the others, and each underlying index closes below the respective initial index value on every quarterly redemption determination date. Consequently, the securities are not automatically redeemed and a trigger event will have occurred. Investors receive the contingent quarterly coupon, as well as any previously unpaid contingent quarterly coupons from any prior observation dates, for the quarterly periods for which each index closing value is at or above the respective coupon barrier level on the related observation date, but not for the quarterly periods for which any index closing value is below the respective coupon barrier level on the related observation date. On the final observation date, one or more underlying indices close below the respective initial index value(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero.

If a trigger event occurs at any time on any index business day during the term of the securities, investors will have full downside exposure to the worst performing underlying index at maturity. Under these circumstances, if the final index value of any underlying index is less than its respective initial index value, investors will lose some or all of their investment in the securities.

October 2023 Page 7

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 27, 2025

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the FTSETM 100 Index

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the index closing values on each quarterly observation date, (2) the index closing values on each quarterly redemption determination date and (3) the final index values. Please see “Hypothetical Examples” beginning on page 10 for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption

October 2023 Page 8

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 27, 2025

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the FTSETM 100 Index

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 10.

October 2023 Page 9

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 27, 2025

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index, the S&P 500® Index and the FTSETM 100 Index

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to an observation date and how to calculate the payment at maturity if the securities have not been automatically redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly coupon will be determined by reference to the index closing value of each underlying index on each quarterly observation date, and the amount you will receive at maturity, if any, will be determined by reference to the intraday index value of each underlying index throughout the term of the securities. The actual initial index value, coupon barrier level and downside threshold level for each underlying index are set forth on the cover of this document. All payments on the securities, if any, are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms:

Contingent Quarterly Coupon:

9.00% per annum (corresponding to approximately $22.50 per quarter per security)*

With respect to each coupon payment date, a contingent quarterly coupon is paid but only if the index closing value of each underlying is at or above its respective coupon barrier level on the related observation date.

If the contingent quarterly coupon is not paid on any coupon payment date (because the index closing value of any underlying index on the related observation date is less than its respective coupon barrier level), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon barrier level. Any such unpaid contingent quarterly coupon will be paid on the first subsequent coupon payment date for which the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon barrier level.

Automatic Early Redemption:

If the index closing value of each underlying index is greater than or equal to its initial index value on any of the quarterly redemption determination dates, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related observation date and with respect to any prior observation date for which a contingent quarterly coupon was not paid.

Trigger Event:

A trigger event occurs if, at any time on any index business day from but excluding the pricing date to and including the final observation date, the intraday index value of any underlying index is less than its respective downside threshold level. If a trigger event occurs at any time on any index business day during the term of the securities, investors will be exposed to the downside performance of the worst performing underlying index at maturity.

Payment at Maturity (if the securities have not been automatically redeemed early):

At maturity, investors will receive, in addition to the final contingent quarterly coupon payment and any previously unpaid contingent quarterly coupons from any prior observation dates, if payable, a payment at maturity determined as follows:

If a trigger event HAS NOT occurred at any time on any index business day from but excluding the pricing date to and including the final observation date: the stated principal amount

If a trigger event HAS occurred at any time on any index business day from but excluding the pricing date to and including the final observation date: (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index, subject to a maximum payment at maturity of the stated principal amount.

If a trigger event occurs and the final index value of any underlying index is less than its initial index value, the payment at maturity will be less than the stated principal amount of the securities and could be zero.

Under no circumstances will investors participate in any appreciation of any underlying index.

Stated Principal Amount:	$1,000
Hypothetical Initial Index Value:	With respect to the SX5E Index: 4,100 With respect to the SPX Index: 4,000 With respect to the UKX Index: 7,000
Hypothetical Coupon Barrier Level:

With respect to the SX5E Index: 2,870, which is 70% of the hypothetical initial index value for such index

With respect to the SPX Index: 2,800, which is 70% of the hypothetical initial index value for such index

With respect to the UKX Index: 4,900 which is 70% of the hypothetical initial index value for such index

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Hypothetical Downside Threshold Level:

With respect to the SX5E Index: 2,870, which is 70% of the hypothetical initial index value for such index

With respect to the SPX Index: 2,800, which is 70% of the hypothetical initial index value for such index

With respect to the UKX Index: 4,900, which is 70% of the hypothetical initial index value for such index

* The actual contingent quarterly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent quarterly coupon of $22.50 is used in these examples for ease of analysis.

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How to determine whether a contingent quarterly coupon is payable with respect to an observation date:

		Index Closing Value		Contingent Quarterly Coupon
	SX5E Index	SPX Index	UKX Index
Hypothetical Observation Date 1	3,900 (at or above coupon barrier level)	3,800 (at or above coupon barrier level)	6,650 (at or above coupon barrier level)	$22.50
Hypothetical Observation Date 2	2,600 (below coupon barrier level)	3,640 (at or above coupon barrier level)	6,000 (at or above coupon barrier level)	$0
Hypothetical Observation Date 3	3,500 (at or above coupon barrier level)	3,100 (at or above coupon barrier level)	4,100 (below coupon barrier level)	$0
Hypothetical Observation Date 4	3,760 (at or above coupon barrier level)	3,400 (at or above coupon barrier level)	5,400 (at or above coupon barrier level)	$22.50 + $22.50 + $22.50 = $67.50
Hypothetical Observation Date 5	1,980 (below coupon barrier level)	2,530 (below coupon barrier level)	3,700 (below coupon barrier level)	$0

On hypothetical observation date 1, the SX5E Index, the SPX Index and the UKX Index all close at or above their respective coupon barrier levels. Therefore a contingent quarterly coupon of $22.50 is paid on the relevant coupon payment date.

On each of the hypothetical observation dates 2 and 3, two underlying indices close at or above their respective coupon barrier levels, but the other underlying index closes below its coupon barrier level. Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each underlying index closes at or above its respective coupon barrier level. Therefore, investors receive the contingent quarterly coupon with respect to the fourth observation date as well as the previously unpaid contingent quarterly coupons with respect to the second and third observation dates.

On hypothetical observation date 5, each underlying index closes below its respective coupon barrier level, and, accordingly, no contingent quarterly coupon is paid on the relevant coupon payment date.

If the contingent quarterly coupon is not paid on any coupon payment date (because the index closing value of any underlying index is less than its respective coupon barrier level on the related observation date), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon barrier level. Any such unpaid contingent quarterly coupon will be paid on the first subsequent coupon payment date for which the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon barrier level. You will not receive payment for any unpaid contingent quarterly coupons if the index closing value of any underlying index is less than its respective coupon barrier level on each subsequent observation date. If the index closing value of any underlying index is less than its respective coupon barrier level on each observation date, you will not receive any contingent quarterly coupons for the entire 2-year term of the securities. Note also that if the contingent quarterly coupon is not paid on any coupon payment date (because the index closing value of any underlying index is less than its respective coupon barrier level on the related observation date), a trigger event will necessarily have occurred, and you will be exposed to the downside performance of the worst performing underlying index at maturity.

How to calculate the payment at maturity (if the securities have not been automatically redeemed early):

Example 1: A trigger event HAS NOT occurred.

Final Index Value	SX5E Index: 3,400 SPX Index: 3,000
UKX Index: 8,200

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Payment at Maturity	=	The stated principal amount plus the contingent quarterly coupon with respect to the final quarterly period and any previously unpaid contingent quarterly coupons from prior observation dates

In example 1, the intraday index values of the SX5E Index, the SPX Index and the UKX Index are all at or above their respective downside threshold levels at all times on each index business day during the term of the securities. Therefore, a trigger event has not occurred and investors receive at maturity the stated principal amount of the securities and the contingent quarterly coupon with respect to the final observation date and with respect to any prior observation date(s) for which a contingent quarterly coupon was not paid. However, investors do not participate in any appreciation of any underlying index.

Example 2: A trigger event HAS occurred.

Final Index Value		SX5E Index: 4,300 SPX Index: 4,165
UKX Index: 5,600
Payment at Maturity	=

[$1,000 × index performance factor of the worst performing underlying index, subject to a maximum of the stated principal amount] + the contingent quarterly coupon with respect to the final quarterly period and any previously unpaid contingent quarterly coupons from prior observation dates

	=	[$1,000 × (5,600 / 7,000)] + the contingent quarterly coupon with respect to the final quarterly period and any previously unpaid contingent quarterly coupons from prior observation dates
	=	$800 + the contingent quarterly coupon with respect to the final quarterly period and any previously unpaid contingent quarterly coupons from prior observation dates

In example 2, the intraday index values of two underlying indices are at or above their respective downside threshold levels at all times on each index business day during the term of the securities, but the intraday index value of the other underlying index is below its downside threshold level at one or more times on one or more index business days during the term of the securities. The final index values of the SX5E Index, the SPX Index and the UKX Index are at or above the respective coupon barrier levels on the final observation date. However, because a trigger event has occurred, investors are exposed to the downside performance of the worst performing underlying index at maturity, even though two of the underlying indices have appreciated. Because the final index value of each underlying index is greater than its respective coupon barrier level, investors receive the contingent quarterly coupon with respect to the final observation date and with respect to any prior observation date for which a contingent quarterly coupon was not paid. The payment at maturity is an amount equal to the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons with respect to prior observation dates plus (i) the stated principal amount times (ii) the index performance factor of the worst performing underlying index. In this example, investors lose a portion of their investment in proportion to the negative performance of the worst performing underlying index.

Example 3: A trigger event HAS occurred.

Final Index Value		SX5E Index: 2,050 SPX Index: 2,700
UKX Index: 4,725
Payment at Maturity	=	$1,000 × index performance factor of the worst performing underlying index
	=	$1,000 × (2,050 / 4,100) = $500
	=	$500

In example 3, the intraday index values of the SX5E Index, the SPX Index and the UKX Index are all below the respective downside threshold levels at one or more times on one or more index business days during the term of the securities. Therefore, a trigger event has occurred, and investors are exposed to the downside performance of the worst performing

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underlying index at maturity. Because the final index value of one or more of the underlying indices are below the respective coupon barrier levels, investors do not receive the contingent quarterly coupon with respect to the final observation date. The payment at maturity is an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index. In this example, investors lose a portion of their investment in proportion to the negative performance of the worst performing underlying index.

If a trigger event occurs at any time on any index business day during the term of the securities, investors will have full downside exposure to the worst performing underlying index at maturity. Under these circumstances, if the final index value of any underlying index is less than its respective initial index value, investors will lose some or all of their investment in the securities.

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Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of any principal. If the securities have not been automatically redeemed prior to maturity and the intraday index value of any underlying index is less than its respective downside threshold level at any time on any index business day during the term of the securities, a trigger event will have occurred and you will be exposed to the decline in the index closing value of the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis at maturity. If a trigger event occurs at any time on any index business day during the term of the securities, investors will have full downside exposure to the worst performing underlying index at maturity. Under these circumstances, if the final index value of any underlying index is less than its respective initial index value, investors will lose some or all of their investment in the securities. In this case, you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index, subject to a maximum payment at maturity of the stated principal amount. In this case, the payment at maturity will be less than the stated principal amount and could be zero.

￭Because the downside threshold level for each underlying index is observed at any time on any index business day from but excluding the pricing date to and including the final observation date, it is possible that any underlying index could decline to or below the downside threshold level and expose you to the negative performance of the worst performing underlying index at maturity, even if such underlying index subsequently appreciates and closes above the downside threshold level on the final observation date. If the intraday index value of any underlying index has declined to or below the downside threshold level at any time on any index business day from and excluding the pricing date to and including the final observation date AND the final index value is less than the initial index value, you will be exposed to the decline in the worst performing underlying index at maturity on a 1-to-1 basis. It is possible that the intraday index value of any underlying index will decline to or below the downside threshold level at any time on any index business day from but excluding the pricing date to and including the final observation date and expose you to the negative performance of the worst performing underlying index, even if such underlying index subsequently appreciates and closes above the downside threshold level on the final observation date.

￭The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of each underlying index is at or above 70% of its respective initial index value, which we refer to as the coupon barrier level, on the related observation date. If, on the other hand, the index closing value of any underlying index is lower than the coupon barrier level for such underlying index on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. Moreover, in such a case, a trigger event will necessarily have occurred, and you will have full downside exposure to the worst performing underlying index at maturity. However, if the contingent quarterly coupon is not paid on any coupon payment date because the index closing value of any underlying index is less than its respective coupon barrier level on the related observation date, such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon barrier level. Therefore, you will not receive payment for such unpaid contingent quarterly coupon if the index closing value of any underlying index is less than its respective coupon barrier level on each subsequent observation date. If the index closing value of any underlying index is less than its respective coupon barrier level on each observation date, you will not receive any contingent quarterly coupon for the entire term of the securities. Note also that if the contingent quarterly coupon is not paid on any coupon payment date (because the index closing value of any underlying index is less than its respective coupon barrier level on the related observation

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date), a trigger event will necessarily have occurred, and you will be exposed to the downside performance of the worst performing underlying index at maturity. If you do not earn sufficient contingent quarterly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent quarterly coupon, if any, is based on the value of each underlying index on only the related quarterly observation date at the end of the related interest period. Whether the contingent quarterly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the index closing value of each underlying index on the relevant quarterly observation date. As a result, you will not know whether you will receive the contingent quarterly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent quarterly coupon is based solely on the value of each underlying index on quarterly observation dates, if the index closing value of any underlying index on any observation date is below the coupon barrier level for such index, you will receive no coupon for the related interest period, or any previously unpaid contingent quarterly coupons, even if the level of such underlying index was at or above its respective coupon barrier level on other days during that interest period and even if the index closing value(s) of one or both of the other underlying indices are at or above the respective coupon barrier levels. Note also that if the contingent quarterly coupon is not paid on any coupon payment date (because the index closing value of any underlying index is less than its respective coupon barrier level on the related observation date), a trigger event will necessarily have occurred, and you will be exposed to the downside performance of the worst performing underlying index at maturity.

￭Investors will not participate in any appreciation in any underlying index. Regardless of whether or not a trigger event occurs, investors will not participate in any appreciation in any underlying index from the initial index value for such index, and the return on the securities will be limited to the contingent quarterly coupons, if any, that are paid with respect to each observation date on which the index closing value of each underlying index is greater than or equal to its respective coupon barrier level.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying index at any time on any index business day, including in relation to its respective coupon barrier level and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlying indices,

owhether a trigger event has occurred at any time on any index business day during the term of the securities,

owhether the index closing value of any underlying index has been below its respective coupon barrier level on any observation date,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying indices or securities markets generally and which may affect the value of each underlying index, odividend rates on the securities underlying the underlying indices,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlying indices and changes in the constituent stocks of such indices, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if the intraday index value of any underlying index is ever near or below its coupon barrier level and downside

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threshold level, the market value of the securities is expected to decrease substantially, and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of any underlying index based on its historical performance. The value of any underlying index may decrease and be below the coupon barrier level for such index on each observation date so that you will receive no return on your investment, and the intraday index values of one or more underlying indices may fall below the respective downside threshold level(s) at any time on any index business day during the term of the securities so that you are exposed to the negative performance of the worst performing underlying index at maturity. There can be no assurance that the index closing value of each underlying index will be at or above the respective coupon barrier level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or that the intraday index value of each underlying index will be at or above the respective downside threshold level at all times on each index business day during the term of the securities so that you do not suffer a loss on your initial investment in the securities. See “EURO STOXX 50® Index Overview,” “S&P 500® Index Overview” and “FTSETM 100 Index Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity, upon early redemption or on any coupon payment date, and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Not equivalent to investing in the underlying indices. Investing in the securities is not equivalent to investing in any underlying index or the component stocks of any underlying index. Investors in the securities will not participate in any positive performance of any underlying index, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute any underlying index.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 2-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which

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you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 5 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying indices or their component stocks), including trading in the stocks that constitute the underlying indices as well as in other instruments related to the underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value of an underlying index, and, therefore, could increase (i) the value at or above which such underlying index must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying indices), (ii) the coupon barrier level for such underlying index, which is the value at or above which such underlying index must close on the observation dates in order for you to earn a contingent quarterly coupon or to receive any unpaid contingent quarterly coupon from prior observation dates (depending also on the performance of the other underlying indices) and (iii) the downside threshold level for such underlying index, which is the value at or above which the intraday index value of such underlying index must remain at

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all times on each index business day during the term of the securities so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying indices). Additionally, such hedging or trading activities during the term of the securities could affect the value of an underlying index throughout the term of the securities, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying indices).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial index value, the coupon barrier level and the downside threshold level for each underlying index, whether you receive a contingent quarterly coupon on each coupon payment date and/or at maturity, whether you receive any previously unpaid contingent quarterly coupons, whether the securities will be redeemed on any early redemption date, whether a trigger event has occurred and the payment at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value in the event of a market disruption event or discontinuance of an underlying index. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” "—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” and "—Calculation Agent and Calculations" in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax

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consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Indices

￭You are exposed to the price risk of all three underlying indices, with respect to both the contingent quarterly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of all three underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to all three underlying indices. Poor performance by any underlying index over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices. To receive any contingent quarterly coupons, each underlying index must close at or above its respective coupon barrier level on the applicable observation date. In addition, if the securities have not been automatically redeemed early and the intraday index value of any underlying index is less than its respective downside threshold level at any time on any index business day during the term of the securities, a trigger event will have occurred and you will be fully exposed to the decline in the worst performing underlying index over the term of the securities on a 1-to-1 basis, even if the other underlying indices have appreciated or have not declined as much, and even if the worst performing underlying index is not the underlying index that originally caused the occurrence of the trigger event. Under this scenario, the value of any such payment will be less than the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of all three underlying indices.

￭Because the securities are linked to the performance of the worst performing underlying index, you are exposed to greater risks of receiving no contingent quarterly coupons and sustaining a significant loss on your investment than if the securities were linked to just one index. The risk that you will not receive any contingent quarterly coupons, or that you will suffer a loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying index. With three underlying indices, it is more likely that any underlying index will close below its coupon barrier level on any observation date, or that the intraday index value of any underlying index will fall below its downside threshold level at any time on any index business day during the term of the securities, which would constitute a trigger event, than if the securities were linked to only one underlying index. Therefore, it is more likely that you will not receive any contingent quarterly coupons, or any previously unpaid coupons, and that you will suffer a loss on your investment. In addition, because each underlying index must close above its initial index value on a quarterly determination date in order for the securities to be called prior to maturity, the securities are less likely to be called on any redemption determination date than if the securities were linked to just one underlying index.

￭There are risks associated with investments in securities linked to the value of foreign equity securities. The FTSETM 100 Index and the EURO STOXX 50® Index, two of the underlying indices, are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such

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respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

￭Adjustments to the underlying indices could adversely affect the value of the securities. The publisher of each underlying index may add, delete or substitute the component stocks of such underlying index or make other methodological changes that could change the value of such underlying index. Any of these actions could adversely affect the value of the securities. The publisher of each underlying index may also discontinue or suspend calculation or publication of such underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index on any relevant date of calculation, the determination of whether a contingent quarterly coupon will be payable on the securities on the applicable coupon payment date, and/or the amount payable at maturity, will be based on the value of such underlying index, based on the prices of the stocks constituting such underlying index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying index last in effect prior to such discontinuance, as compared to the coupon barrier level or downside threshold level, as applicable (depending also on the performance of the other underlying indices).

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EURO STOXX 50® Index Overview

The EURO STOXX 50® Index was created by STOXX Limited, a part of Qontigo, which is a wholly owned subsidiary of Deutsche Börse AG. Publication of the EURO STOXX 50® Index began on February 26, 1998, based on an initial index value of 1,000 at December 31, 1991. The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders among the 20 STOXX supersectors, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors. For additional information about the EURO STOXX 50® Index, see the information set forth under “EURO STOXX 50® Index” in the accompanying index supplement.

Information as of market close on October 20, 2023:

Bloomberg Ticker Symbol:	SX5E	52 Week High (on 7/31/2023):	4,471.31
Current Index Value:	4,024.68	52 Week Low (on 10/21/2022):	3,476.63
52 Weeks Ago:	3,492.85

The following graph sets forth the daily closing values of the SX5E Index for the period from January 1, 2018 through October 20, 2023. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SX5E Index for each quarter in the same period. The index closing value of the SX5E Index on October 20, 2023 was 4,024.68. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The SX5E Index has at times experienced periods of high volatility, and you should not take the historical values of the SX5E Index as an indication of its future performance.

SX5E Index Daily Closing Values January 1, 2018 to October 20, 2023

*The red solid line indicates both the downside threshold level and the coupon barrier level, each of which is 70% of the initial index value.

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EURO STOXX 50® Index	High	Low	Period End
2018
First Quarter	3,672.29	3,278.72	3,361.50
Second Quarter	3,592.18	3,340.35	3,395.60
Third Quarter	3,527.18	3,293.36	3,399.20
Fourth Quarter	3,414.16	2,937.36	3,001.42
2019
First Quarter	3,409.00	2,954.66	3,351.71
Second Quarter	3,514.62	3,280.43	3,473.69
Third Quarter	3,571.39	3,282.78	3,569.45
Fourth Quarter	3,782.27	3,413.31	3,745.15
2020
First Quarter	3,865.18	2,385.82	2,786.90
Second Quarter	3,384.29	2,662.99	3,234.07
Third Quarter	3,405.35	3,137.06	3,193.61
Fourth Quarter	3,581.37	2,958.21	3,552.64
2021
First Quarter	3,926.20	3,481.44	3,919.21
Second Quarter	4,158.14	3,924.80	4,064.30
Third Quarter	4,246.13	3,928.53	4,048.08
Fourth Quarter	4,401.49	3,996.41	4,298.41
2022
First Quarter	4,392.15	3,505.29	3,902.52
Second Quarter	3,951.12	3,427.91	3,454.86
Third Quarter	3,805.22	3,279.04	3,318.20
Fourth Quarter	3,986.83	3,331.53	3,793.62
2023
First Quarter	4,315.05	3,856.09	4,315.05
Second Quarter	4,408.59	4,218.04	4,399.09
Third Quarter	4,471.31	4,129.18	4,174.66
Fourth Quarter (through October 20, 2023)	4,205.23	4,024.68	4,024.68

“EURO STOXX 50®” and “STOXX®” are registered trademarks of STOXX Limited. For more information, see “EURO STOXX 50® Index” in the accompanying index supplement.

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S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”), consists of stocks of 500 component companies selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P 500® Index” in the accompanying index supplement.

Information as of market close on October 20, 2023:

Bloomberg Ticker Symbol:	SPX	52 Week High (on 7/31/2023):	4,588.96
Current Index Value:	4,224.16	52 Week Low (on 10/20/2022):	3,665.78
52 Weeks Ago:	3,665.78

The following graph sets forth the daily closing values of the SPX Index for the period from January 1, 2018 through October 20, 2023. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SPX Index for each quarter in the same period. The index closing value of the SPX Index on October 20, 2023 was 4,224.16. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The SPX Index has at times experienced periods of high volatility, and you should not take the historical values of the SPX Index as an indication of its future performance.

SPX Index Daily Closing Values January 1, 2018 to October 20, 2023

*The red solid line indicates both the downside threshold level and the coupon barrier level, each of which is 70% of the initial index value.

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S&P 500® Index	High	Low	Period End
2018
First Quarter	2,872.87	2,581.00	2,640.87
Second Quarter	2,786.85	2,581.88	2,718.37
Third Quarter	2,930.75	2,713.22	2,913.98
Fourth Quarter	2,925.51	2,351.10	2,506.85
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter	3,240.02	2,887.61	3,230.78
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter	4,080.11	3,577.03	3,839.50
2023
First Quarter	4,179.76	3,808.10	4,109.31
Second Quarter	4,450.38	4,055.99	4,450.38
Third Quarter	4,588.96	4,273.53	4,288.05
Fourth Quarter (through October 20, 2023)	4,376.95	4,224.16	4,224.16

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P 500® Index” in the accompanying index supplement.

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FTSETM 100 Index Overview

The FTSETM 100 Index is a market-capitalization weighted index representing the performance of the 100 largest UK-domiciled blue chip companies, which pass screening for size and liquidity. Stocks are free-float weighted to ensure that only the investable opportunity set is included in the FTSETM 100 Index. FTSETM 100 Index constituents are all traded on the London Stock Exchange’s SETS trading system. For additional information about the FTSETM 100, see the information set forth under “FTSETM 100 Index” in the accompanying index supplement.

Information as of market close on October 20, 2023:

Bloomberg Ticker Symbol:	UKX	52 Week High (on 2/20/2023):	8,014.31
Current Index Value:	7,402.14	52 Week Low (on 10/20/2022):	6,943.91
52 Weeks Ago:	6,943.91

The following graph sets forth the daily closing values of the UKX Index for the period from January 1, 2018 through October 20, 2023. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the UKX Index for each quarter in the same period. The index closing value of the UKX Index on October 20, 2023 was 7,402.14. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The UKX Index has at times experienced periods of high volatility, and you should not take the historical values of the UKX Index as an indication of its future performance.

UKX Index Daily Closing Values January 1, 2018 to October 20, 2023

*The red solid line indicates both the downside threshold level and the coupon barrier level, each of which is 70% of the initial index value.

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FTSETM 100 Index	High	Low	Period End
2018
First Quarter	7,778.64	6,888.69	7,056.61
Second Quarter	7,877.45	7,030.46	7,636.93
Third Quarter	7,776.65	7,273.54	7,510.20
Fourth Quarter	7,510.28	6,584.68	6,728.13
2019
First Quarter	7,355.31	6,692.66	7,279.19
Second Quarter	7,523.07	7,161.71	7,425.63
Third Quarter	7,686.61	7,067.01	7,408.21
Fourth Quarter	7,644.90	7,077.64	7,542.44
2020
First Quarter	7,674.56	4,993.89	5,671.96
Second Quarter	6,484.30	5,415.50	6,169.74
Third Quarter	6,292.65	5,799.08	5,866.10
Fourth Quarter	6,602.65	5,577.27	6,460.52
2021
First Quarter	6,873.26	6,407.46	6,713.63
Second Quarter	7,184.95	6,737.30	7,037.47
Third Quarter	7,220.14	6,844.39	7,086.42
Fourth Quarter	7,420.69	6,995.87	7,384.54
2022
First Quarter	7,672.40	6,959.48	7,515.68
Second Quarter	7,669.56	7,016.25	7,169.28
Third Quarter	7,550.37	6,881.59	6,893.81
Fourth Quarter	7,573.05	6,826.15	7,451.74
2023
First Quarter	8,014.31	7,335.40	7,631.74
Second Quarter	7,914.13	7,446.14	7,531.53
Third Quarter	7,731.65	7,256.94	7,608.08
Fourth Quarter (through October 20, 2023)	7,675.21	7,402.14	7,402.14

“FTSETM” and “FootsieTM” are trademarks of London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited. For more information, see “FTSETM 100 Index” in the accompanying index supplement.

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Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:

With respect to the SX5E Index, STOXX Limited, or any successor thereof.

With respect to the SPX Index, S&P Dow Jones Indices LLC, or any successor thereof.

With respect to the UKX Index, FTSE International Limited, or any successor thereof.

Intraday index value:

With respect to each underlying index, at any time on any index business day on which there is no market disruption event with respect to such underlying index, the value of such underlying index published at such time on such day on the applicable Bloomberg page or any successor page, or in the case of any successor index, the Bloomberg page or successor page for any such successor index. If such service or any successor service no longer displays the value of such index, then the calculation agent shall designate an alternate source for the determination of the value of such index, which shall be the publisher of the relevant underlying index, unless the calculation agent, in its sole discretion, determines that an alternate service has become the market standard for transactions related to such index. In certain circumstances, the intraday index value of such underlying index will be based on the alternate calculation of such underlying index described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement.

Interest period:

The quarterly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Record date:

The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of coupon payment dates (including the maturity date) and early redemption dates:

If any observation date or redemption determination date is postponed due to a non-index business day or certain market disruption events so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment or early redemption payment made on that postponed date.

Denominations:	$1,000 per security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of

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postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent quarterly coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent quarterly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax

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treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as

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ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced

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rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated

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as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 5 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the stocks constituting the underlying indices, in futures and/or options contracts on the underlying indices or the component stocks of the underlying indices listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial index value of an underlying index, and, as a result, increase (i) the level at or above which such underlying index must close on any redemption determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying indices), (ii) the coupon barrier level for such underlying index, which is the level at or above which such underlying index must close on each observation date in order for you to earn a contingent quarterly coupon or to receive any unpaid contingent quarterly coupon from prior observation dates (depending also on the performance of the other underlying indices) and (iii) the downside threshold level for such underlying index, which is the level at or above which the intraday index value of such underlying index must remain on each index business day during the term of the securities so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying indices). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of an underlying index throughout the term of the securities, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying indices).

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $6.20 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

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Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2020, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2020.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL or any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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